CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated October 10, 1997, on the financial statements of Kratz-Wilde Machine Company as of October 31, 1996 and 1995 and for the year ended October 31, 1996, included in the Aviation Sales Company's Form 8-K dated December 31, 1997, to the Company's previously filed Form S-8 registration statement (File No. 333-07021).



CLARK, SCHAEFER, HACKETT & CO.

Cincinnati, Ohio
March 30, 1998